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                                                                    Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-103205 of Moore Corporation Limited on Form S-4 of our report dated September 9, 2002 (which audit report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures), appearing in the Annual Report on Form 10-K of Wallace Computer Services, Inc. for the year ended July 31, 2002 and to the reference to us under the heading "Experts" in this prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Chicago, Illinois
April 14, 2003